UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2006

WORLDWIDE STRATEGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	88-0409160 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210

(Address of principal executive offices) (Zip Code)

(303) 991-5887

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 22, 2006, the registrant granted options to purchase a total of 8,582,085 shares of its common stock to 12 officers, employees and consultants. All of the options are exercisable at $0.02 per share for a period of five years from June 1, 2006. The options vest immediately.

The registrant relied upon the exemption from registration contained in Section 4(2) as to the grant of options to U.S. persons, as the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 26, 2006, the registrant appointed Fred A. Merian as its President. James P.R. Samuels remains the Chief Executive Officer of the registrant.

Mr. Merian has been the managing partner and founder of Convergence Consultants LLC, a consulting firm based in the Denver, Colorado area since June 2000. Through that firm, he has provided business consulting services to both private and public companies in the areas of corporate development, operations, and finance. From 1997 to 2000, Mr. Merian was the vice president corporate development of Foreland Corporation, a publicly-held oil and gas exploration company based in Denver, Colorado, and from 1995 to 1997, he was the vice president and chief financial officer for Combined Metals Reduction Company, a precious metal mining company in Reno, Nevada. He served as the president and chief operating officer of Vessels Oil & Gas Company, Denver, Colorado, from 1992 to 1995. Mr. Merian worked as a business management consultant to various companies from 1985 to 1992, after having worked with Union Pacific Resources Corporation, Rock Springs, Wyoming, in operations management from 1981 to 1985; Tenneco Oil Company, Denver, Colorado, as a project engineer from 1980 to 1981; and Amoco Production Company, Houston, Texas, and Tulsa, Oklahoma, as a senior engineer and research engineer from 1978 to 1980. Mr. Merian received a bachelor of science degree in geological/petroleum engineering, computer science and mineral economics in 1978 from the University of Missouri-Rolla.

Item 8.01	Other Events.

On July 14, 2006, the registrant’s wholly-owned subsidiary, Worldwide Business Solutions Incorporated (“WBSI”), and Cascade Callworks, Inc. terminated their letter of intent dated September 29, 2005, as amended. The letter of intent pertained to the purchase of the business of Cascade Callworks by WBSI. WBSI agreed that Cascade Callworks could retain the $100,000 deposit paid by WBSI as a break-up fee. No other components of the purchase consideration stated in the letter of intent were retained by Cascade Callworks, except for a three-year warrant to purchase 250,000 shares of the registrant’s common stock exercisable at $0.25 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
August 9, 2006	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer

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